AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION on December 1, 1998


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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                 ------------------

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                                 ------------------

          Date of Report (Date of earliest event reported):  November 25, 1998


                          CHANDLER INSURANCE COMPANY, LTD.
               (Exact name of registrant as specified in its charter)


                                   Cayman Islands
                   (State or jurisdiction of incorporation)


                  0-15286                              N/A
          (Commission File Number)      (IRS Employer Identification No.)

        5th Floor Anderson Square
              P.O. Box 1854
   Grand Cayman, Cayman Islands B.W.I.                 N/A
  (Address of principal executive offices)          (Zip Code)

     Registrant's telephone number, including area code:  (345-949-8177)


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                                                                         Page 2


  ITEM 5.  OTHER EVENTS
           ------------

           In Chandler Insurance Company, Ltd.'s (the "Company") Quarterly Report on Form 10-Q for the period ended September 30, 1998, the Company reported in Note 2 - Litigation in Notes to Interim Consolidated Financial Statements that CenTra, Inc. and its affiliates (the "CenTra Group") had filed a motion in the U.S. District Court for the District of Nebraska ("Nebraska Federal Court") requesting the Nebraska Federal Court to appoint a special master to receive evidence and make recommendations to the Nebraska Federal Court concerning the proper and appropriate method of divestiture for the Company's stock owned by the CenTra Group.
           The CenTra Group also requested the Nebraska Federal Court to appoint a trustee to take possession of and vote the Company's stock owned by the CenTra Group pending final order of the Nebraska Federal Court. On November 25, 1998, National American Insurance Company ("NAICO") filed a response to that motion, opposing it, and presenting its own divestiture plan to the Nebraska Federal Court. NAICO's plan includes acquisition by the Company of all the Company's stock owned by the CenTra Group. Under NAICO's plan, the 1,441,700 shares acquired by the CenTra Group in 1992 and 30,000 shares owned by CenTra affiliates would be canceled. The NAICO plan also provides for implementation of the rescission judgments discussed in Note 2 - Litigation in Notes to Interim Consolidated Financial Statements in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

           On November 25, 1998, the Nebraska Insurance Department also filed a response in opposition to the CenTra Group's motions.

           The Company anticipates the CenTra Group's opposition to NAICO's plan but cannot accurately predict when the Nebraska Federal Court will rule upon either the CenTra Group's motions or NAICO's proposed plan of divestiture.

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                                                                        Page 3

                                      SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                    CHANDLER INSURANCE COMPANY, LTD.


  Date:  December 1, 1998           By: /s/ W. Brent LaGere
                                        --------------------------------------
                                        W. Brent LaGere
                                        Chairman of the Board, President and
                                        Chief Executive Officer
                                        (Principal Executive Officer)